UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

DIGITAL LOCATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54817	20-5451302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3700 State Street, Suite 350, Santa Santa Barbara, CA	93105
(Address of Principal Executive Offices)	(Zip Code)

(805) 456-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Chairman and Appointment of new Chairman of the Board of Directors

On December 1, 2021, Mr. Byron Elton resigned as the Chairman of the Board of Directors (the “Board”) of Digital Locations, Inc. (the “Company”). Following his resignation as Chairman, Mr. Elton will continue to serve as a director of the Board and as a member of the Board’s Audit Committee, Compensation Committee and Nominating Committee.

(b) Resignation of Chief Executive Officer

On December 1, 2021, Mr. William E. Beifuss, Jr. (“Mr. Beifuss”) resigned from his position as Chief Executive Officer of Digital Locations, Inc. (the “Company”). Mr. Beifuss will continue to serve as the Company’s President, Acting Chief Financial Officer and Secretary.

(c) Appointment of New Chief Executive Officer

On December 1, 2021, the Company’s Board of Directors appointed Mr. Rich Berliner (“Mr. Berliner”) as the Chief Executive Officer of the Company, effective December 1, 2021.

Mr. Berliner is 68 years old and has been Chairman and Chief Executive Officer of Fifth Gen Media, Inc., a marketing and publishing company, owned by Mr. Berliner, since 2016. Mr. Berliner’s previously served as Chief Executive Officer of a wireless construction company, Redwing Electric from 2012 through 2015, which was later sold to an investor group. Mr. Berliner did a one year consulting project for the Swedish equipment manufacturer Ericsson in 2011. Mr. Berliner was the Founder, Chairman and CEO of Berliner Communications or BCI (BCI) which he founded in 1995, which subsequently merged with another firm in 2010. Mr. Berliner handled the firm’s quarterly earnings calls and the annual meetings in his role as Chairman. Mr. Berliner currently serves on the Board of Directors of AIADvertising, Inc. (OTC: AIAD). Mr. Berliner graduated from Rutgers with a BA in Business in 1975. He is a Fellow in the Radio Club of America and was elected in 2004. None of the entities where Mr. Berliner was previously or currently employed is now, or at any time ever was, a parent, subsidiary or other affiliate of the Company.

Mr. Berliner was not a party to any arrangement or understanding with any other person(s) pursuant to which he was selected as an officer of the Company. There is no family relationship between Mr. Berliner and any of our other officers and directors.

(d) Appointment of New Chairman and Appointment of Director

On December 1, 2021, the Board elected Mr. Beifuss as Chairman of the Board of Directors.

Also, on December 1, 2021, Mr. Rich Berliner was appointed as a member of the Board. The information included in paragraph (c) herein is incorporated by reference to this paragraph (d) as it relates to Mr. Berliner’s business experience and the specific experience, qualifications, attributes or skills that led to the conclusion that he should serve as a director of the Board.

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(e) Entry into Material Compensatory Plan, Contract or Arrangement

The Company entered into an independent contractor agreement (the “Independent Contractor Agreement”) on December 1, 2021 (the “Effective Date”), pursuant to which Mr. Berliner will serve as the Chief Executive Officer of the Company, for an initial term of six (6) months subject to automatic renewal for six (6) months unless terminated by the Company or Mr. Berliner. Mr. Berliner will receive a base salary of twenty thousand dollars ($20,000) per month, annualized at two hundred forty thousand dollars ($240,000), paid in equal installments twice each month. After one (1) year of service, Mr. Berliner will be eligible to receive severance equal to three (3) months of base compensation.

Further, pursuant to the Independent Contractor Agreement, the Company entered into a non-qualified stock option agreement (the “Option Agreement”), whereby, on December 1, 2021 (the “Option Grant Date”), the Company granted to Mr. Berliner non-qualified stock options (the “Options”) to acquire up to five hundred and four million (504,000,000) shares of the Company’s Common Stock as compensation under the Independent Contractor Agreement. Pursuant to the Option Agreement, the Options will expire on the tenth (10th) anniversary of the Option Grant Date. Further, the Options shall vest over a thirty-six (36)-month period from the Option Grant Date, with a six-month cliff where zero options shall vest during the first six (6) months, then eighty-four million (84,000,000) Options shall vest at the end of month six (6), then fourteen million (14,000,000) Options shall vest at the end of each month from the end of the month seven (7) through the end of month thirty-six (36). Notwithstanding anything in the Option Agreement, one hundred percent (100%) of the Options shall vest upon a sale of the company, as defined in the Option Agreement. If Mr. Berliner’s service is terminated for Cause (as defined in the Option Agreement), the Options (whether vested or unvested) shall immediately terminate and cease to be exercisable.

The foregoing description of the principal terms of the Independent Contractor Agreement and the Option Agreement is a general description only, and does not purport to be complete, and is qualified in its entirety by reference to the terms of the Independent Contractor Agreement, attached hereto as Exhibit 99.2, and the Option Agreement, attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

99.1	Letter of Resignation from William E. Beifuss, Jr. to Digital Locations, Inc., dated December 1, 2021
99.2	Independent Contractor Agreement, by and between Rich Berliner and Digital Locations, Inc., dated December 1, 2021.
99.3	Non-Qualified Stock Option Award Agreement between Digital Locations, Inc. and Rich Berliner, dated December 1, 2021.
99.4	Press Release Announcing Appointment of Rich Berliner dated December 6, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGITAL LOCATIONS, INC.

Date: December 7, 2021	By:	/s/ Rich Berliner
	Name:	Rich Berliner
	Title:	Chief Executive Officer

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